UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.2)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT SUPPLEMENT
_____________
SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 11, 2024,
AS SUPPLEMENTED ON APRIL 30, 2024,
RELATING TO THE
2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2024
Dear Shareholders:
These supplemental definitive additional proxy materials provide important additional information about the recommendation of our Board of Directors that you vote your shares “FOR” Proposal Two, the approval of the proposed increase in the number of shares to be authorized for issuance under our 2023 Equity and Incentive Plan (the “2023 Plan”) that is included in our definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2024, as supplemented by our filing of definitive additional materials with the SEC on April 30, 2024 (together, the “Proxy Statement”), in connection with the upcoming 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of First Interstate BancSystem, Inc. (the “Company”). All capitalized terms used and not otherwise defined in this supplement shall have the meanings ascribed to them in the Proxy Statement. This supplement is first being made available to shareholders on or about May 6, 2024.
TWO MILLION (2,000,000) SHARE REDUCTION TO PROPOSED SHARE INCREASE UNDER 2023 PLAN
More specifically, this supplement is provided to inform you that our Board of Directors has determined it to be in the best interests our shareholders and the Company to:
•reduce the magnitude of the proposed increase in number of shares of common stock being sought to be authorized for issuance under the 2023 Plan by 2,000,000 shares, from approximately 5,927,478 shares down to approximately 3,927,478 shares; and
•provide additional information to assist shareholders in making their decisions about whether to vote “FOR” Proposal Two.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS CHANGED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS DOCUMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.
As context for your consideration, it is important to note that our shareholders approved by a substantial majority (greater than 91% of the votes present and entitled to vote in each instance) the Company’s proposed resolutions on the compensation of the Company’s named executive officers (each, a “Say on Pay Proposal”) at each of the Company’s annual meetings of shareholders where a vote on that topic was considered, dating back to 2011 when the Company’s shareholders first began voting under SEC rules on the Company’s Say on Pay Proposals. The Board of Directors believes, therefore, that the shareholders have consistently demonstrated their confidence in the Board of Directors in making its determination of the magnitude of, the type of, and the manner in which awards are made by it under the Company’s equity incentive plans, including the 2023 Plan, to its named executive officers. Significantly, we understand that both Glass, Lewis & Co. LLC (“Glass Lewis”) and Institutional Shareholder Services Inc. (“ISS”), both well-known proxy advisory services companies, have recommended that our shareholders approve at the upcoming Annual Meeting the Company’s 2024 Say on Pay Proposal.
While we have been informed that Glass Lewis has issued a report recommending shareholders vote “FOR” Proposal Two, which is consistent with its recommendation that shareholders also vote “FOR” Proposal Three (the Company’s 2024 Say on Pay Proposal), we understand that ISS has issued a report recommending a vote “AGAINST” Proposal Two, notwithstanding its recommendation that shareholders vote “FOR” Proposal Three at the upcoming Annual Meeting. In light of this ISS recommendation and ISS’s related analysis provided in its report concerning the originally proposed 2023 Plan share increase, and in light of the potential concerns that our shareholders may also have had with respect to the initial request to increase by 4,000,000 shares the number of shares of our common stock being sought to be authorized for issuance under the 2023 Plan, our Board of Directors has determined to recommend that the shareholders approve only an additional 2,000,000 shares of common stock be authorized for issuance under to the 2023 Plan at the upcoming Annual Meeting. It is believed that this reduction in the proposed authorized share pool increase, when considered in light of the other information provided for consideration in this supplement, should allow ISS to reverse its recommendation and assuage any other potential concerns of our shareholders with respect to the proposed 2023 Plan share increase as described in Proposal Two of the Proxy Statement.
ADDITIONAL 2023 PLAN SPECIFIC INFORMATION
On May 6, 2024, the Board of Directors approved a reduction in the additional number of shares of common stock of the Company being sought at the Annual Meeting to be made available for issuance under the 2023 Plan from 4,000,000 shares to 2,000,000 shares. If shareholders approve the lesser 2,000,000 share increase, the maximum number of shares reserved for issuance under the 2023 Plan will be increased from approximately 1,927,478 shares to only approximately 3,927,478 shares (rather than the approximately 5,927,478 shares originally requested). It is important to note, however, that not all of the shares that are currently authorized for issuance under the 2023 Plan are available for new grants.
As of April 30, 2024, only approximately 623,300 shares of common stock remained available for issuance as new grants under the 2023 Plan. This amount is materially less than the 1,389,724 shares of common stock that were available for issuance as new grants under the 2023 Plan as of December 31, 2023, which we understand was the number of shares upon which ISS based its calculations when considering its recommendation on Proposal Two. The number of shares available for new grants under the 2023 Plan was substantially lower at the end of April 2024 because the Company generally makes its annual equity incentive awards to all employees during the first quarter of each calendar year.
It is intended that this less robust share increase, if approved by shareholders at the Annual Meeting, will provide sufficient capacity for the continued administration of the 2023 Plan for only the next three years, based on current market conditions and also current Company practices, the latter of which are not expected to change materially over that time, rather than the next five years as originally intended. At current market prices, the Company currently would be expected to issue equity awards covering up to approximately 800,000 shares of common stock to employees and directors each year. We believe this reduction will be an important factor in ISS’s determination whether to reverse its recommendation, and ensuring to our shareholders that we intend to continue to be relatively conservative with equity awards under the Company’s 2023 Plan. If the Company were to desire to issue more shares than proposed to be authorized by the shareholders under the 2023 Plan at the upcoming Annual Meeting, further prior shareholder approval would be then required.
It is also worth noting and as illustrated below, based on the performance requirements of performance-based awards granted by the Company in fiscal years 2023 and 2024, such awards are still unearned by the awardees. We believe that, had ISS used information from the first quarter of fiscal year 2024, considering the annual grants made by the Company under its normal equity grant cycle that occurs in the first quarter of each calendar year and the vestings and forfeitures that occurred in that quarter, ISS’s analysis should have produced calculations that were more favorable to the Company.
Notwithstanding we are recommending fewer shares be added to the authorized number of shares available for issuance under the 2023 Plan at the Annual Meeting, we continue to believe that unless this pool of shares is increased by the now requested 2,000,000 shares, our ability to attract, retain and motivate our management and other employees will be materially impaired. As provided above, as of April 30, 2024, only approximately 623,300 shares of common stock were available for new grants under our 2023 Plan. Based on grants made and anticipated to be made in 2024 and the first quarter of 2025, without the approval of the amendment to increase the shares authorized for issuance under our 2023 Plan, we will not have sufficient capacity to make all of such grants.
For purposes of understanding better the magnitude of the requested plan share increase from a potential stock dilution perspective, as of April 30, 2024, there were a total of 104,568,019 shares of common stock of the Company outstanding. Under the 2023 Plan, as of April 30, 2024:
•623,300 shares were available for future awards;
•1,300,795 full value awards were outstanding;
•0 earned performance awards were outstanding;
•595,522 unearned performance awards were outstanding;
•0 shares underlying outstanding stock options were outstanding;
•0 unvested shares issued in lieu of cash compensation were outstanding;
•0 awards that will be settled solely in cash were outstanding; and
•the 2023 Plan does not have fungible counting provisions.
Under the Company’s 2015 Equity and Incentive Plan (the “2015 Plan”), which has been supplanted by the 2023 Plan for purposes of all future equity awards since the adoption of the 2023 Plan, as of April 30, 2024:
•0 shares were available for future awards;
•344,022 full value awards were outstanding;
•0 earned performance awards were outstanding;
•202,044 unearned performance awards were outstanding;
•0 awards that will be settled solely in cash were outstanding;

•0 unvested shares issued in lieu of cash compensation were outstanding;
•0 shares of underlying outstanding stock options were outstanding; and
•the 2015 Plan does not have fungible counting provisions.
We intend to request that ISS issue an amended report based on the information provided in this supplement reversing its recommendation and supporting a vote “FOR” Proposal Two, the approval of a proposed increase in the number of shares to be authorized for issuance under our 2023 Plan. For the reasons set forth in this supplement and the Proxy Statement and other proxy materials, the Board of Directors respectfully requests that all shareholders review this updated information and vote “FOR” Proposal Two at the upcoming Annual Meeting.

We remind you that if you have already cast a vote contrary to our Board of Director’s recommendation on any of the proposals to be considered at the Annual Meeting (or have otherwise cast your vote), you may change your vote in accordance with the instructions included with the Proxy Statement (see “Voting Information—How do I change or revoke my proxy?”).

YOUR VOTE IS IMPORTANT
Shareholders of record as of the close of business on Friday, March 22, 2024, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to vote no matter how many shares you hold. Registered holders may vote:
•By Internet — access http://www.voteproxy.com and follow the on-screen instructions;
•By mail — sign, date, and mail your proxy card in the envelope provided as soon as possible; or
•In person — vote your shares in person by attending the Annual Meeting.
Additional information regarding how to vote your shares is available in the Proxy Statement. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet or otherwise as instructed in the notice and other proxy materials that have been previously made available to you or, if you have already received paper copies of the proxy materials by mail, by following the instructions on your proxy card.
QUESTIONS
Any questions related to the Annual Meeting or the voting of shares should be directed to our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or at (212) 929-5500, or by email at proxy@mackenziepartners.com.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
Except as provided above, and except with respect to the reduction by 2,000,000 shares the magnitude of the originally proposed increase in number of shares of common stock being sought by the Board of Directors to be authorized for issuance under the 2023 Plan (the information with respect to which shall be deemed to replace, mutatis mutandis, and supersede any contrary or inconsistent information contained in the Proxy Statement, proxy card, Notice of Internet Availability of Proxy Materials and other proxy and notice materials for the Annual Meeting in all respects), these definitive additional proxy materials do not amend or replace or change any portion of the Proxy Statement. These definitive additional proxy materials should be read in conjunction with the Proxy Statement, including the appendices and amendments and supplements thereto, all of which should be read in their entirety. Except as specifically supplemented by the information contained herein, the Proxy Statement continues to be in full force and effect as filed with the SEC and made available to shareholders.

By order of the Board of Directors,
Kirk D. Jensen
Corporate Secretary

Billings, Montana
May 7, 2024